STOCK REPURCHASE AGREEMENT

          THIS STOCK REPURCHASE AGREEMENT (the "Agreement") is made and entered into this 2nd day of March, 2005, by and between First American Capital Corporation, a Kansas corporation ("FACC"), and Brooke Corporation, a Kansas corporation ("Brooke").

          WHEREAS, Brooke is the owner of four hundred fifty thousand five hundred (450,500) shares of the common stock of FACC (the "Brooke Shares"), constituting approximately nine and seven-tenths percent (9.7%) of the issued and outstanding common stock of FACC (the "Common Stock"); and

          WHEREAS, FACC desires to repurchase the Brooke Shares from Brooke, and Brooke desires to sell the Brooke Shares to FACC, all on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual promises contained herein and consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                      REPURCHASE AND SALE OF BROOKE SHARES

1.1. Repurchase and Sale of Brooke Shares. At the Closing (as defined below) and subject to the terms and conditions of this Agreement, FACC agrees to repurchase the Brooke Shares from Brooke, and Brooke agrees to sell, assign, transfer, convey and deliver the Brooke Shares to FACC, for the consideration specified in
Section 1.2 below. At the Closing, Brooke shall deliver to FACC one or more certificates representing ownership of all of the Brooke Shares, endorsed in a form acceptable to FACC to transfer ownership of the Brooke Shares to FACC (the "Certificate").

1.2. Consideration.

     (a)  At the Closing, FACC agrees to deliver to Brooke:

          (i) Seven Hundred Seventy Thousand Three Hundred Fifty-Five Dollars ($770,355) (the "Purchase Price") by wire delivery of immediately available funds to an account designated by Brooke prior to the Closing; and

          (ii) warrants, in substantially the form attached hereto as Exhibit A (the "Warrant"), to purchase up to Fifty Thousand (50,000) shares of Common Stock at One Dollar and Seventy-One Cents ($1.71) per share, up to an additional Fifty Thousand (50,000) shares of Common Stock at Three Dollars and Thirty-Five Cents ($3.35) per share; and up to an additional Fifty Thousand (50,000) shares of Common Stock at Five Dollars ($5) per share. The Warrant shall be exercisable anytime after the earlier of the date that is (x) seven (7) years after the date of this Agreement; or (y) immediately prior to the consummation of a Change of Control Transaction. As used herein, the term "Change of Control Transaction" shall mean (i) the purchase or other acquisition (other than from FACC) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as

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amended (the "Exchange Act") (excluding, for this purpose, FACC or any of its subsidiaries or any employee benefit plan of FACC or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of either the then-outstanding shares of Common Stock of FACC or the combined voting power of FACC's then-outstanding voting securities entitled to vote generally in the election of directors; (ii) any merger, reorganization or other consolidation, in each case with respect to which persons or entities who were shareholders of FACC immediately prior to the consummation do not, immediately thereafter, own more than a majority of, respectively, the Common Stock of FACC and the combined voting power entitled to vote generally in the election of directors of the merged, reorganized or consolidated entity's then-outstanding voting securities; (iii) the sale of all or substantially all of the assets of FACC to a person or entity that was not an "affiliate" (as defined in this Section 1.2(a)(ii)) of FACC immediately prior to such sale, (iv) a liquidation or dissolution of FACC, or (v) the date upon which individuals who, as of the Closing, constitute the Board of Directors of FACC (the "Board" and, as of the date of Closing, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the Closing whose election, or nomination for election by FACC's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or by persons whom they have approved for election by the Incumbent Board or by persons they have so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of FACC, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this item v, considered as though such person was a member of the Incumbent Board. The Warrant shall expire at the earlier of: (x) ten (10) years after the date of this Agreement; (y) ten (10) days after Brooke receives notice by FACC that Brooke is in material breach of the covenants set forth in Article III of this Agreement and such breach is not cured, within such period; or (z) the consummation of a Change of Control Transaction. The Warrant shall not be transferable. For purposes of this Agreement, an "affiliate" of a corporation means any nonhuman entity directly or indirectly owned and controlled by such corporation or under common control with such corporation.

1.3. Loan. Contemporaneously with the Closing, Brooke agrees to cause its affiliate, Brooke Credit Corporation, to loan to FACC the principal amount of Five Hundred Seventy Thousand, Three Hundred Fifty Five Dollars ($570,355) (the "Loan"). In connection with the Loan, FACC will execute and deliver the following documents:

     (a) a Commercial Loan Agreement substantially in the form of Exhibit B attached hereto (the "Loan Agreement");

     (b) a promissory note substantially in the form of Exhibit C attached hereto (the "Promissory Note") in the principal amount of the Loan bearing interest at eight percent (8%) per annum; and

     (c) as security for the Loan and Promissory Note (the "Security Interest"), a second mortgage, in substantially the form attached hereto as Exhibit D (the "Second Mortgage"), to Brooke on FACC's real property located at 1303 SW First American Place, Topeka, Kansas (the "Property").


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1.4. Substitution of Collateral. After Closing and upon thirty (30) days prior written notice to Brooke, FACC at its sole discretion may elect to substitute the Second Mortgage with cash equivalents or investment grade securities that have a market value equal to one hundred percent (100%) of the then unpaid principal amount of the Promissory Note; provided, that if FACC elects to replace the Second Mortgage with cash equivalents or investment grade securities, FACC shall execute (i) a Commercial Security Agreement, in substantially the form attached hereto as Exhibit E; and (ii) a Control Agreement, in substantially the form attached hereto as Exhibit F.

                                   ARTICLE II
                           ACKNOWLEDGEMENT AND RELEASE

2.1. Access to Information. Brooke has received all publicly available information and certain nonpublic information about the business and financial condition of FACC and has had full opportunity to ask and have answered any and all questions that it has that it deems relevant to the value of the Brooke Shares.

2.2. Confidentiality Agreement. Brooke and FACC acknowledge that they continue to be bound by the terms of that certain confidentiality agreement between Brooke and FACC, dated November 26, 2003 (the "Confidentiality Agreement") and will continue to be bound by such Confidentiality Agreement for a period of two
(2) years after the Closing Date.

2.3. Release by Brooke. Brooke and its affiliates, officers, and directors (the "Brooke Parties"), in consideration of the payments made to Brooke pursuant to
Article I, agree to forever release and discharge FACC and its subsidiaries and the former, current, or future officers, employees, directors, attorneys, agents, representatives, fiduciaries, attorneys, shareholders, insurers, predecessors, parents, affiliates, and benefit plans of FACC or its subsidiaries (the "FACC Released Parties") and the heirs, successors and assigns of the FACC Released Parties from any and all claims, liabilities, causes of action, damages, losses, demands or obligations of every kind or nature, whether now known or unknown, suspected or unsuspected, which the Brooke Parties ever had, now have, or hereafter can, shall, or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause, or thing of any kind whatsoever, relating to or based upon, in whole or in part, any act, transaction, practice or conduct prior to the date hereof, including but not limited to, claims arising from all debts, obligations, claims, demands, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, variances, trespasses, losses, earnings, costs, expenses, injuries, judgments, extents, executions or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursement of costs of any kind, including, but not limited to, any and all claims, demands, rights and/or causes of action, which might arise out allegations relating to the Brooke Shares or the Common Stock. The foregoing release shall not affect, release or terminate any of the obligations of any of the FACC Released Parties under this Stock Repurchase Agreement or under any agreements, notes, mortgages or other documents related to the Loan.


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2.4. Release by FACC. FACC and its affiliates, officers and directors (the "FACC
Parties") in consideration of the acknowledgements and covenants made by Brooke pursuant to Sections 2.1 and 2.2 and Article III, agree to forever release and discharge Brooke and its subsidiaries and the former, current, or future officers, employees, directors, attorneys, agents, representatives, fiduciaries, attorneys, shareholders, insurers, predecessors, parents, affiliates, and benefit plans of Brooke or its subsidiaries (the "Brooke Released Parties") and the heirs, successors and assigns of the Brooke Released Parties from any and all claims, liabilities, causes of action, damages, losses, demands or obligations of every kind or nature, whether now known or unknown, suspected or unsuspected, which the FACC Parties ever had, now have, or hereafter can, shall, or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause, or thing of any kind whatsoever, relating to or based upon, in whole or in part, any act, transaction, practice or conduct prior to the date hereof, including but not limited to, claims arising from all debts, obligations, claims, demands, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, variances, trespasses, losses, earnings, costs, expenses, injuries, judgments, extents, executions or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursement of costs of any kind, including, but not limited to, any and all claims, demands, rights and/or causes of action, which might arise out allegations relating to the Brooke
Shares or the Common Stock. The foregoing release shall not affect, release or terminate any of the obligations of any of the Brooke Released Parties under this Stock Purchase Agreement or under any agreements or notes related to the Loan.

                                   ARTICLE III
                                    COVENANTS

3.1. Negative Covenants. Brooke hereby agrees that for a period of five (5) years after the date of this Agreement, the Brooke Parties shall not, directly or indirectly:

     (a) Purchase, own or hold any legal or beneficial interest in any securities of FACC or its affiliates other than the Promissory Note, the Security Interest therefor, the Warrant and the Common Stock purchased in accordance with the Warrant;

     (b) Solicit offers to sell or make any offers to purchase any securities of FACC or its affiliates;

     (c) Solicit proxies or in any way participate in any proxy contest or other effort to take control of FACC or its affiliates; and

     (d) Assist, encourage, consult with, provide or loan money or other assets to, or otherwise in any way facilitate any person or entity in doing anything that would be prohibited by this Article III if such person or entity had made such covenants.

     (e) Participate in any "group" as defined under Section 13D of the Securities Exchange Act of 1934, as amended, to do anything prohibited by this
Article III if any person in such group had made such covenants.


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3.2. No Public Statements. Brooke agrees that for a period of five (5) years after the date of this Agreement, neither it nor any of the other Brooke Parties will make any press releases or other public statements or statements to any other entities or any persons who are not employees, officers, or directors of Brooke regarding the Brooke Shares, the Common Stock, or the subjects of or terms of this Agreement, except as required by applicable law and except with respect to a press release announcing this stock repurchase transaction. FACC agrees that for a period of five (5) years after the date of this Agreement, it will not make any press releases or other public statements regarding the Brooke Shares or the subjects of or terms of this Agreement except as required by applicable law and except with respect to a press release announcing this stock repurchase transaction. The text of the press releases announcing this stock repurchase transaction and the requisite securities filings agreed to by FACC and Brooke are attached hereto as Exhibit G and Exhibit H. Brooke and FACC agree to consult with each other a reasonable time prior to issuing any press releases authorized hereunder or making any filings pursuant to the Exchange Act or the Securities Act of 1933 as required by applicable law regarding the Brooke Shares, the Common Stock, or the subjects of or terms of this Agreement, and to use reasonable good faith efforts to agree on the text of such releases or statements, which agreement shall not be unreasonably withheld and which release or statements shall in any event be accurate and nondisparaging.

3.3. Communications to FACC Shareholders. Until the earlier of: (i) five (5) years after the date of this Agreement, or (ii) the date on which the Warrant is first exercised, Brooke agrees that none of the Brooke Parties shall communicate directly or indirectly in any way with the FACC shareholders or to any person or entity regarding FACC; provided, that Brooke may communicate directly with FACC officers and/or directors who are also FACC shareholders concerning matters that directly relate to the exercise of the Warrant, this Agreement, the Loan or any future agreements entered into pursuant to Section 3.5 below. Without limiting the foregoing, Brooke agrees to immediately dismantle and remove the Internet web site known as "morefaccvalue.com" and that no Brooke Released Party shall publish, create, sponsor, or directly or indirectly participate in any web site, instant messaging boards, or similar electronic resources now known or yet to be discovered, in any manner that directly or indirectly refers to FACC.

3.4. Voting of Common Stock. Brooke agrees that it will vote any voting securities of FACC acquired pursuant to the exercise of the Warrant in favor of any Change of Control Transaction that has been approved by the Board of Directors of FACC.


3.5. Future Agreements. Brooke and FACC agree to comply with the terms of any agreements that Brooke and FACC may enter into which require Brooke and FACC to cooperate on business matters on a mutually agreeable basis.

3.6. General. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, or advisable to consummate the transactions contemplated hereby.


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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BROOKE

           Brooke hereby represents and warrants to FACC as follows:

4.1. Corporate Organization. Brooke is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

4.2. Consents and Authorization. Brooke has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action of Brooke as of the date hereof. This Agreement constitutes the valid and legally binding obligations of Brooke, enforceable in accordance with its terms and conditions.

4.3. Litigation. There is no suit, action, investigation or proceeding pending, or to Brooke's knowledge threatened, against Brooke which would adversely affect Brooke's ability to execute and deliver this Agreement or fulfill its obligations thereunder or any of the transactions contemplated hereby.

4.4. No Violation. Brooke is not subject to or obligated under any articles of incorporation, bylaw, law or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by Brooke's execution, delivery and performance of this Agreement. Brooke will comply with all applicable laws in connection with its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.5. Title and Related Matters. Brooke has good and marketable title to the Brooke Shares, free and clear of any lien, encumbrance, mortgage, pledge, charge or any other security interest. The Brooke Shares are not subject to any agreements with respect to the voting ownership, or transfer thereof, any options with respect thereto, or any restrictions on the transfer thereof.

4.6. Brooke Shares. The Brooke Shares constitute all of the Common Stock owned by Brooke and its affiliates, officers or directors, either directly or indirectly. Except with respect to the Warrant, Brooke and its affiliates, officers and directors do not have any other contractual or legal rights related to the Common Stock, including but not limited to, options or warrants.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF FACC

            FACC hereby represents and warrants to Brooke as follows:

5.1. Corporate Organization. FACC is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

5.2. Consents and Authorization. FACC has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action


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of FACC as of the date hereof. This Agreement constitutes the valid and legally binding obligations of FACC, enforceable in accordance with its terms and conditions.

5.3. Litigation. There is no suit, action, investigation or proceeding pending, or to FACC's knowledge threatened, against FACC which would adversely affect FACC's ability to execute and deliver this Agreement or fulfill its obligations hereunder or any of the transactions contemplated hereby.

5.4. No Violation. FACC is not subject to or obligated under any articles of incorporation, bylaw, law or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by FACC's execution, delivery and performance of this Agreement. FACC will comply with all applicable laws in connection with its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE VI
                     CONDITIONS TO THE OBLIGATIONS OF BROOKE

          All obligations of Brooke hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless any such condition is waived in writing by Brooke:

6.1. Representations and Warranties; Performance. The representations and warranties made by FACC herein shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on such date. FACC shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing.

6.2. No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened by any unaffiliated stockholders of Brooke, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against Brooke or any of its principals, officers, directors or managers seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of this Agreement or the transactions contemplated hereby or seeking damages in connection with this Agreement or the transactions contemplated hereby.

6.3. Deliveries. FACC shall have delivered or caused to be delivered to Brooke all documents, instruments, bills of sale, assignments, and writings required to be delivered to Brooke at the Closing, as set forth in Section 8.2(b) below, or as reasonably requested by Brooke in connection herewith.

                                   ARTICLE VII
                      CONDITIONS TO THE OBLIGATIONS OF FACC

          All obligations of FACC hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless any such condition is waived in writing by FACC:


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7.1. Representations and Warranties; Performance. The representations and warranties made by Brooke herein shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on such date. Brooke shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

7.2. No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened by any unaffiliated stockholders of FACC, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against FACC or any of its principals, officers, directors or managers seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of this Agreement or the transactions contemplated hereby or seeking damages in connection with this Agreement or the transactions contemplated hereby.

7.3. Deliveries. Brooke shall have delivered or caused to be delivered to FACC all documents, instruments, bills of sale, assignments, and writings required to be delivered to FACC at the Closing, as set forth in Section 8.2(a) below, or as reasonably requested by FACC in connection herewith.

                                  ARTICLE VIII
                                     CLOSING

8.1. Closing. Unless terminated in accordance herewith, the closing of this Agreement (the "Closing") shall take place on March 2, 2005 (the "Closing Date"), or on such other date as may be mutually agreed upon by the parties hereto in writing at such place or places as the parties may designate.

8.2. Deliveries at Closing.

     (a) At the Closing, Brooke shall deliver or cause to be delivered to FACC:

          (i) the Certificate;

          (ii) evidence satisfactory to FACC, in its reasonable discretion, that all necessary corporate action has been taken to perform this Agreement and the transactions contemplated hereby; and

          (iii) a certificate signed by the chief executive officer of Brooke, dated as of the Closing Date, certifying to the matters set forth in Section 7.1 above and to Brooke's performance and compliance with the other conditions contained herein.

     (b) At the Closing, FACC shall deliver or cause to be delivered to Brooke:

          (i) the Purchase Price;

          (ii) the Warrants;


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          (iii) the Loan Agreement, the Promissory Note and the Second Mortgage
accompanied by an independent appraisal; and

          (iv) a certificate signed by the president of FACC, dated as of the Closing, certifying to the matters forth in Section 6.1 above and to FACC's performance and compliance with the other conditions contained herein.

                                   ARTICLE IX
                                   TERMINATION

9.1. Events of Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

     (a) By mutual written consent of Brooke and FACC; or

     (b) By either Brooke or FACC if the Closing does not occur on or before the Closing Date.

9.2. Effect of Termination. In the event of termination pursuant to Section 9.1 above,

     (a) Each party will upon request return all documents and other materials of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

     (b) Neither party shall have any liability or further obligation to the other party to this Agreement; and

     (c) Each party shall bear its own expenses.

                                    ARTICLE X
                                 INDEMNIFICATION

10.1. Indemnification by Brooke. Brooke agrees to indemnify each of the FACC Parties against any loss, damage, or expense (including, but not limited, to reasonable attorneys' fees) ("Damages"), incurred or sustained by any of the FACC Parties as a result of (i) any breach of any term, provision, covenant or agreement contained in this Agreement by any of the Brooke Released Parties, as if they expressly made such covenants, except for any breach that is waived by FACC in accordance with Section 11.2 below; (ii) any inaccuracy in any of the representations or warranties made by Brooke in this Agreement; or (iii) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by Brooke in accordance with any provision of this Agreement. With respect to any specific breach, inaccuracy or misrepresentation specified in any of items (i), (ii) or (iii) above, nothing in this Section 10.1 shall obligate Brooke to indemnify any FACC Party which was not the FACC Party that incurred or sustained any loss, damage or expense as a result thereof.

10.2. Indemnification by FACC. FACC agrees to indemnify each of the Brooke Parties against any Damages, incurred or sustained by any of the Brooke Parties as a result of (i) any breach of


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any term, provision, covenant or agreement contained in this Agreement by the
FACC Released Parties, as if they expressly made such covenants, except for any breach that is waived by Brooke in accordance with Section 11.2 below; (ii) any inaccuracy in any of the representations or warranties made by FACC in this Agreement; or (iii) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by FACC in accordance with any provision of this Agreement. With respect to any specific breach, inaccuracy or misrepresentation specified in any of items (i), (ii) or (iii) above, nothing in this Section 10.2 shall obligate FACC to indemnify any Brook Party which was not the Brooke Party that incurred or sustained any loss, damage or expense as a result thereof.

10.3. Notice of Damages. In the event that either party (the "Indemnified Party") shall be entitled to claim a right to indemnification pursuant to this
Article X, such Indemnified Party shall give written notice to the other party (the "Indemnifying Party") stating specifically the basis for the claim for Damages and the amount thereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement executed on behalf of each of Brooke and FACC.

11.2. Waiver of Compliance; Consents. Any failure of Brooke on the one hand, or FACC on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Brooke or FACC, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.2.

11.3. Specific Performance. Each of the parties hereto acknowledges that a breach by it of any provision contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

11.4. Expenses. Each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein.

11.5. Notices. Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally


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
recognized overnight delivery service, with delivery confirmed, or (iv) telecopied, with receipt confirmed, addressed as follows:

          (a)  If to Brooke, to:

          Brooke Corporation
          10950 Grandview Drive, Suite 600
          Overland Park, Kansas 66210
          Attention: Anita Larson
          Telephone: (913) 661-0123
          Facsimile: (913) 339-6328

          with a copy to:

          James H. Ingraham, Esq.
          Brooke Corporation
          10950 Grandview Drive, Suite 600
          Overland Park, Kansas 66210
          Telephone: (913) 661-0123
          Facsimile: (913) 339-6328

          (b)  If to FACC, to:

          First American Capital Corporation
          1303 SW First American Place
          Topeka, Kansas 66604
          Attention: John F. Van Engelen
          Telephone: (785) 267-7077
          Facsimile: (785) 267-7079

          with a copy to:

          Kevin R. Sweeney, Esq.
          Sonnenschein Nath & Rosenthal LLP
          4520 Main Street, Suite 1100
          Kansas City, Missouri 64111
          Telephone: (816) 460-2400
          Facsimile: (816) 531-7545

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.


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11.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void.

11.7. Governing Law. This Agreement shall be governed by the laws of the State of Kansas without giving effect to any choice or conflict of law provision or rule (either of the State of Kansas or any other jurisdiction ) that would cause the application of the laws of any jurisdiction other than the State of Kansas.

11.8. Dispute Resolution.

     (a) Any dispute arising under or relating to this Agreement shall be settled by arbitration conducted in Kansas City, Missouri before a single arbitrator selected by Brooke and FACC which, except as otherwise provided herein, shall be in accordance with the rules and procedures of the American Arbitration Association then in effect with respect to commercial disputes. If Brooke and FACC cannot mutually agree upon an individual to serve as arbitrator, then the arbitrator shall be selected by the American Arbitration Association. Each party shall bear its own expenses (including without limitation, the fees and expenses of legal counsel and accountants) in connection with such arbitration, and Brooke and FACC shall each bear one-half (1/2) of the arbitrator's fees and expenses.

     (b) The provisions of this Section 11.8 shall survive any expiration or termination of this Agreement, and shall be severable and binding on the parties hereto, notwithstanding that any other provision of this Agreement may be held or declared to be invalid, illegal or enforceable.

11.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

11.11. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.12. Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                                      -12-                     Execution Version

          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.

                                BROOKE CORPORATION


                                By: /s/ Robert D. Orr
                                    --------------------------------------------
                                    Name: Robert D. Orr
                                    Title: Chief Executive Officer


                                FIRST AMERICAN CAPITAL CORPORATION


                                By: /s/ John F. Van Engelen
                                    --------------------------------------------
                                    Name: John F. Van Engelen
                                    Title: President and Chief Executive Officer


                                      -13-                     Execution Version
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